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                                                                    Exhibit 10.6


                              AGREEMENT RELATING TO
                       NONCOMPETITION AND OTHER COVENANTS


         This AGREEMENT, dated as of June ___, 1999 (this "AGREEMENT"), is by and between LaBranche & Co Inc., a Delaware corporation (the "COMPANY"), and the individual whose name appears at the end of this Agreement ("COVENANTOR").

         WHEREAS, in connection with Covenantor's participation in the Exchange Agreement, dated as of June __, 1999, by and among the Company, LaB Investing Co. L.L.C., a New York limited liability company ("INVESTING"), and the members of Investing listed on Schedule A thereto (the "EXCHANGE AGREEMENT"), Covenantor has agreed to certain obligations, inter alia, to keep information concerning the Company, LaBranche & Co., a New York limited partnership ("LABRANCHE LP"), and Investing (the Company, LaBranche LP and Investing being hereinafter referred to collectively or individually, as applicable, as the "COMPANY GROUP"), confidential, not to engage in competitive activities, not to solicit listed companies (as defined below) or the Company Group's employees and to cooperate with the Company Group in maintaining certain relationships following the termination of Covenantor's employment with the Company Group.

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Covenantor and the Company agree as follows:

         1. CONFIDENTIAL INFORMATION. In the course of involvement in the Company Group's activities or otherwise, Covenantor has obtained or may obtain confidential information concerning the Company Group's businesses, strategies, operations, financial affairs, organizational and personnel matters (including information regarding any aspect of Covenantor's tenure as an officer, managing director, partner, consultant or employee of the Company Group or of the termination of such office, position, partnership, arrangement or employment), policies, procedures and other non-public matters, or concerning those of third parties. Such information ("CONFIDENTIAL INFORMATION") may have been or be provided in written or electronic form or orally. In consideration of, and as a condition to, continued access to Confidential Information, and without prejudice to or limitation of any other confidentiality obligations imposed by agreement or by law, Covenantor hereby undertakes to use and protect Confidential Information in accordance with any restrictions placed on its use or disclosure. Without limiting the foregoing, except as authorized by the Company Group or as required by law, Covenantor may not disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form, to any person unless such person is a director, officer, partner, employee, attorney or agent of the Company Group and, in Covenantor's reasonable good faith judgment, has a need to know the Confidential Information or information derived therefrom in furtherance of the business of the Company Group. The foregoing obligations will survive, and remain binding and enforceable notwithstanding any

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termination of Covenantor's employment with the Company Group and any settlement of the financial rights and obligations arising from Covenantor's employment with the Company Group. Without limiting the foregoing, the existence of, and any information concerning, any dispute between Covenantor and the Company Group shall constitute Confidential Information except that Covenantor may disclose information concerning such dispute to the arbitrator or court that is considering such dispute, or to Covenantor's legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

         2. NONCOMPETITION. (a) In view of Covenantor's importance to the Company Group, Covenantor hereby agrees that the Company Group would likely suffer significant harm from Covenantor's competing with the Company Group during the Restricted Period. Accordingly, Covenantor hereby agrees that Covenantor will not, without the written consent of the Company Group, during the Restricted Period:

                  (1) form, or acquire a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise; or

                  (2) associate (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise and in connection with such association engage in, or directly or indirectly manage or supervise personnel engaged in, any activity

                           (i) which is similar or substantially related to any
                  activity in which Covenantor was engaged, in whole or in part, at the Company Group, or

                           (ii) which calls for the application of the same or
                  similar specialized knowledge or skills as those utilized by Covenantor in Covenantor's activities with the Company Group, at any time during the one-year period immediately prior to the Date of Termination (or, in the case of an action taken during the Covenantor's period of employment with the Company Group, during the one-year period immediately prior to such action), and, in any such case, irrespective of the purpose of the activity or whether the activity is or was in furtherance of advisory, agency, proprietary or fiduciary business of either the Company Group or the Competitive Enterprise.

         (b) For purposes of this Agreement, "RESTRICTED PERIOD" means the period commencing on the date hereof and ending on the later of (1) the fifth anniversary of the date of consummation of the initial public offering of the common stock of the Company (the "IPO DATE") or (2) the first anniversary of Covenantor's Date of Termination.

         (c) For purposes of this Agreement, a "COMPETITIVE ENTERPRISE" is a business enterprise that (1) engages in any activity, or (2) owns or controls a significant interest in any entity that engages in any activity, that, in either case, competes anywhere with any business activity in


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which the Company Group is engaged. The activities covered by the previous sentence include, without limitation, specialist services and/or securities brokerage, sales, lending, custody, clearance, settlement or trading.

         (d) For purposes of this Agreement, if Covenantor and the Company Group are parties to a written agreement relating to Covenantor's employment with the Company Group on or after the date hereof (the "EMPLOYMENT AGREEMENT"), "DATE OF TERMINATION" means (i) if Covenantor's employment is terminated by the Company Group for Cause or on account of Disability, as those terms are defined in the Employment Agreement, the date of the Company Group's delivery of written notice of termination to Covenantor, (ii) if Covenantor's employment is terminated by the Company Group other than for Cause or on account of Disability, the date that is ninety (90) days after the Company Group's delivery of written notice of termination to Covenantor, or (iii) if Covenantor's employment is terminated by Covenantor, the date that is ninety (90) days after Covenantor's delivery of written notice of termination to the Company Group. If Covenantor and the Company Group are not parties to an Employment Agreement, "DATE OF TERMINATION" means the date Covenantor's employment with the Company Group is terminated, for whatever reason.

         3. NONSOLICITATION OF LISTED COMPANIES (a) Covenantor hereby agrees that during the Restricted Period, Covenantor will not, in any manner, directly or indirectly, (1) Solicit a listed company to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company Group, or (2) interfere with or damage (or attempt to interfere with or damage) any relationship between the Company Group and a listed company.

         (b) For purposes of this Agreement, the term "SOLICIT" means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

         (c) For purposes of this Agreement, the term "LISTED COMPANIES" means any company (1) for whom the Company Group acts as a specialist, (2) which is seeking a listing of its stock on the New York Stock Exchange, Inc. (the "NYSE"), or (3) which is identified by the Company Group as a potential listed company (whether by new listing, transfer or other means) during the period of Covenantor's employment by the Company Group.

         4. NONSOLICITATION OF EMPLOYEES. Covenantor hereby agrees that during the Restricted Period, Covenantor will not, in any manner, directly or indirectly, Solicit any person who is an employee of the Company Group to resign from the Company Group or to apply for or accept employment with any Competitive Enterprise.

         5. TRANSFER OF RELATIONSHIPS WITH LISTED COMPANIES. (a) During the Coverage Period, Covenantor hereby agrees to take all actions and do all such things as may be reasonably requested by the Company Group from time to time to maintain for the Company Group the


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business, goodwill, and business relationships with any listed company with whom
Covenantor worked during the term of Covenantor's employment with the Company Group.

         (b) For purposes of this Agreement, the term "COVERAGE PERIOD" means,
(1) if Covenantor and the Company Group are parties to an Employment Agreement, the 90-day period beginning on the date on which notice of Covenantor's termination of employment is delivered to or by the Company Group by or to Covenantor, or in the case of termination for Cause or on account of Disability, the 90-day period beginning on the Date of Termination or (2) if Covenantor is not a party to an Employment Agreement, the 90-day period beginning on the date Covenantor's employment with the Company Group is terminated, for whatever reason.

         6. PRIOR NOTICE REQUIRED. Covenantor hereby agrees that prior to accepting employment with any other person or entity during the Restricted Period, Covenantor will provide such prospective employer with written notice of the provisions of this Agreement, with a copy of such notice delivered simultaneously to the Company Group.

         7. COVENANTS GENERALLY. (a) Covenantor's covenants as set forth in the preceding paragraphs of this Agreement are from time to time referred to herein as the "COVENANTS." If any of the Covenants is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such Covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining such Covenants shall not be affected thereby; provided, however, that if any of such Covenants is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such Covenant will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

         (b) Covenantor understands that the provisions of the Covenants may limit Covenantor's ability to earn a livelihood in a business similar to the business of the Company Group.

         (c) Covenantor acknowledges that a violation on Covenantor's part of any of the Covenants would cause irreparable damage to the Company Group. Accordingly, Covenantor agrees that the Company Group will be entitled to injunctive relief for any actual or threatened violation of any of the Covenants in addition to any other remedies it may have.

         8. DAMAGES. (a) Covenantor acknowledges that Covenantor's compliance with the Covenants is an important factor to the continued success of the Company Group's operations and its future prospects. Covenantor and the Company agree that if at any time during the Restricted Period, Covenantor were to breach any of the Covenants set forth in this Agreement, the damages to the Company Group would be material, but that the amount of such damages would be uncertain and not readily ascertainable. Accordingly, Covenantor and the Company agree that if, prior to the fifth anniversary of the IPO Date, Covenantor breaches any of such Covenants, as determined by the Board of Directors of the Company (the "BOARD") in its good faith judgment, the Company Group will be entitled to receive immediately following such determination and written demand therefor,



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and Covenantor will make, a cash payment as and for liquidated damages (the
"LIQUIDATED DAMAGES") in an amount equal to 75% of the aggregate value of the common stock of the Company (based on the initial offering price of the common stock of the Company) and any cash received by Covenantor in the LLC Exchange (as defined in the Exchange Agreement).

The payment of any amount as Liquidated Damages will not be construed as a release or waiver by the Company of the right to prevent the continuation of any such violation of such Covenants in equity or otherwise. In addition, Covenantor and the Company agree that it would be too speculative to attempt to determine any amount of liquidated damages that would be applicable following the fifth anniversary of the IPO Date, and that any damages payable as a result of any breach following such date shall be determined without regard to this Section 8.

         (b) Covenantor and the Company agree that the Liquidated Damages are reasonable in proportion to the probable damages likely to be sustained by the Company Group if Covenantor breaches at any time prior to the fifth anniversary of the IPO Date any of the Covenants set forth in Sections 2, 3 and 4 hereof, that the amount of actual damages to be sustained by the Company Group in the event of such breach is incapable of precise estimation and that such cash payments are not intended to constitute a penalty or punitive damages for any purpose.

         (c) Covenantor acknowledges and agrees that Covenantor's payment obligations in respect of Liquidated Damages under this Agreement will be full recourse obligations and will be secured pursuant to a Pledge Agreement in substantially the form set forth as Exhibit A hereto (the "PLEDGE AGREEMENT"). Covenantor further acknowledges and agrees that upon expiration of the Pledge Agreement, the Company Group will continue to be entitled to all available remedies for any breach of this Agreement.

         (d) Covenantor acknowledges and agrees that any cash payment of Liquidated Damages pursuant to this Section 8 shall be in addition to, and not in lieu of, any forfeitures of awards (required pursuant to the terms of any such awards) that may be granted to Covenantor in the future under one or more of the Company Group's compensation and benefit plans.

         9. ARBITRATION. Subject to the provisions of Sections 10 and 11 hereof, any dispute, controversy or claim between Covenantor and the Company Group arising out of or relating to or concerning the provisions of this Agreement, the Pledge Agreement, any agreement between Covenantor and the Company Group relating to or arising out of Covenantor's employment with the Company Group or otherwise concerning any rights, obligations or other aspects of Covenantor's employment relationship in respect of the Company Group ("EMPLOYMENT RELATED MATTERS"), shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the NYSE or, if the NYSE declines to arbitrate the matter, the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA; PROVIDED HOWEVER, that, in addition to the right to compel arbitration of any dispute or controversy, the Company Group may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in New York City, whether or not an arbitration proceeding has theretofore been


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or is ever initiated, for the purpose of temporarily, preliminarily, or permanently enforcing the provisions of this Agreement or to enforce an arbitration award and, for the purposes of this provision, each participant in this Agreement expressly consents to the jurisdiction of any such court in respect of any such action and waives to the fullest extent permitted by applicable law any objection to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in such court, agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and irrevocably appoints the Secretary of the Company as the participant's agent for service of process in connection with any such action or proceeding, who shall promptly advise such participant of any such service of process.

         10. INJUNCTIVE RELIEF; SUBMISSION TO JURISDICTION. Notwithstanding the provisions of Section 9, and in addition to its right to submit any dispute or controversy to arbitration, the Company Group may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the City of New York, whether or not an arbitration proceeding has theretofore been or is ever initiated, for the purpose of temporarily, preliminarily, or permanently enforcing the provisions of the Covenants, the Employment Agreement (if applicable) or the Pledge Agreement, or to enforce an arbitration award, and, for the purposes of this Section 10, Covenantor (i) expressly consents to the application of Section 11 to any such action or proceeding, (ii) agrees that proof will not be required that monetary damages for breach of the provisions of the Covenants, the Employment Agreement (if applicable) or the Pledge Agreement would be difficult to calculate and that remedies at law would be inadequate and
(iii) irrevocably appoints the Secretary of the Company as Covenantor's agent for service of process in connection with any such action or proceeding, who shall promptly advise Covenantor of any such service of process.

         11. CHOICE OF FORUM. (a) COVENANTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT, THE EMPLOYMENT AGREEMENT (IF APPLICABLE), THE PLEDGE AGREEMENT, OR ANY EMPLOYMENT RELATED MATTER THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO THE PROVISIONS OF SECTION 9 HEREOF. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. This also includes any suit, action, or proceeding arising out of or relating to any post-employment Employment Related Matters. Covenantor and the Company acknowledge that the forum designated by this Section 11 has a reasonable relation to this Agreement, and to Covenantor's relationship to the Company Group. Notwithstanding the foregoing, nothing herein shall preclude the Company Group from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Sections 9, 10 or 11.

         (b) The agreement of Covenantor and the Company as to forum is independent of the law that may be applied in the action, and Covenantor and the Company agree to such forum even if the forum may under applicable law choose to apply non-forum law. Covenantor and the


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Company hereby waive, to the fullest extent permitted by applicable law, any objection which Covenantor or the Company now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 11(a). Covenantor and the Company undertake not to commence any action arising out of or relating to or concerning this Agreement in any forum other than a forum described in this Section 11. Covenantor and the Company agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon Covenantor and the Company Group.

         12. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         13. MISCELLANEOUS. (a) This Agreement shall not supersede any other agreement, written or oral, pertaining to the matters covered herein, except to the extent of any inconsistency between this Agreement and any prior agreement, in which case this Agreement shall prevail.

         (b) Notices hereunder shall be delivered to the Company Group at its principal office directed to the attention of the Secretary of the Company, and to Covenantor at Covenantor's last address appearing in the Company Group's employment records.

         (c) This Agreement may not be amended or modified, other than by a written agreement executed by Covenantor and the Company or its successor, nor may any provision hereof be waived other than by a writing executed by Covenantor or the Company or its successor; provided, that any waiver, consent, amendment or modification of any of the provisions of this Agreement will not be effective against the Company Group without the written consent of the Chief Executive Officer of the Company or its successor, or such individual's designee. Covenantor may not, directly or indirectly (including by operation of law), assign Covenantor's rights or obligations hereunder without the prior written consent of the Chief Executive Officer of the Company or its successor, or such individual's designee, and any such assignment by Covenantor in violation of this Agreement shall be void. This Agreement shall be binding upon Covenantor's permitted successors and assigns. Without impairing Covenantor's obligations hereunder, the Company may at any time and from time to time assign its rights and obligations hereunder to Investing or LaBranche LP (and have such rights and obligations reassigned to it or to any other subsidiary or affiliate). This Agreement shall be binding upon and inure to the benefit of the Company Group and its assigns.

         (d) Without limiting the provisions of Section 7(a) hereof, if any provision of this Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

         (e) Except as expressly provided herein, this Agreement shall not confer on any person other than the Company Group and Covenantor any rights or remedies hereunder.


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         (f) The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         IN WITNESS WHEREOF, Covenantor, and the Company hereto have caused this Agreement to be executed and delivered on the date first above written.


                         LaBRANCHE & CO INC.



                         By:
                             -------------------------------------------
                             Name: George M.L. LaBranche, IV
                             Title: Chairman and Chief Executive Officer




                         -----------------------------------------------
                         Name:








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